EXHIBIT 21

LIST OF SUBSIDIARIES

Magnolia Solar Corporation has the following subsidiary:

Subsidiary Name	Jurisdiction of Incorporation	Percentage of Ownership
Magnolia Solar, Inc.	Delaware	100%